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EXHIBIT 77H

For Columbia U.S. Government Mortgage Fund:

During the six-month period ended November 30, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Capital Allocation portfolios, Columbia Income Builder Fund, Variable Portfolios, Columbia 529 Plans and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Commodity Strategy Fund:

During the six-month period ended November 30, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Capital Allocation portfolios, Columbia Risk Allocation Fund, Columbia Strategic Allocation Fund, Columbia Variable Portfolio Asset Allocation Fund and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Multi-Strategy Fund:

During the six-month period ended November 30, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Capital Allocation portfolios, Columbia Variable Portfolio Asset Allocation Fund and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Enhanced Multi-Strategy Fund Fund:

During the six-month period ended November 30, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Capital Allocation portfolios and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Emerging Markets Macro Fund:

During the six-month period ended November 30, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Capital Allocation portfolios and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Flexible Capital Income Fund:

During the six-month period ended November 30, 2012, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Capital Allocation Portfolios and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.